As filed with the Securities and Exchange Commission on July 1, 2020

Registration No. 333-41495

Registration No. 333-43954

Registration No. 333-65566

Registration No. 333-86495

Registration No. 333-107333

Registration No. 333-136595

Registration No. 333-162871

Registration No. 333-188513

Registration No. 333-194053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-41495)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-86495)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-43954)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-65566)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-107333)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-136595)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-162871)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-188513)

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933 (No. 333-194053)

(Exact name of registrant as specified in its charter)

Delaware	86-0748362
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of Principal Executive Offices, including Zip Code)

MOBILE MINI, INC. AMENDED AND RESTATED 1994 STOCK OPTION PLAN

MOBILE MINI, INC. 1999 STOCK OPTION PLAN

MOBILE MINI, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN

MOBILE MINI, INC. 2006 EQUITY INCENTIVE PLAN

EMPLOYMENT INDUCEMENT AWARD

(Full Title of the Plans)

Christopher J. Miner

General Counsel and Senior Vice President

Mobile Mini, Inc.

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Name and address and of agent for service)

(480) 894-6311

(Telephone number, including area code, of agent for service)

with a copy to:

Greg Hall

Faegre Drinker Biddle & Reath LLP

1144 15th Street, Suite 3400

Denver, Colorado 80202

(303) 607-3705

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Mobile Mini, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement on Form S-8 (File No. 333-41495), registering 750,000 shares of the Company’s common stock (“Common Stock”), filed with the Securities and Exchange Commission on December 4, 1997;

•	Registration Statement on Form S-8 (File No. 333-86495), registering 450,000 shares of Common Stock, filed with the Securities and Exchange Commission on September 3, 1999;

•	Registration Statement on Form S-8 (File No. 333-43954), registering 500,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 17, 2000;

•	Registration Statement on Form S-8 (File No. 333-65566), registering 700,000 shares of Common Stock, filed with the Securities and Exchange Commission on July 20, 2001;

•	Registration Statement on Form S-8 (File No. 333-107333), registering 1,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on July 25, 2003;

•	Registration Statement on Form S-8 (File No. 333-136595), registering 1,200,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 14, 2006;

•	Registration Statement on Form S-8 (File No. 333-162871), registering 3,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on November 4, 2009;

•	Registration Statement on Form S-8 (File No. 333-188513), registering 2,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 10, 2013;

•	Registration Statement on Form S-8 (File No. 333-194053), registering 2,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on February 20, 2014; and

On July 1, 2020 pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 1, 2020, by and among the Company, WillScot Corporation, a Delaware corporation (“Parent”) and Picasso Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these post-effective amendments to remove from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on July 1, 2020.

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: General Counsel and Senior Vice President

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.